UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2019

STERLING BANCORP, INC.

(Exact name of registrant as specified in its charter)

Michigan	001-38290	38-3163775
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

One Towne Square, Suite 1900

Southfield, Michigan 48076

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (248) 355-2400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	SBT	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Ms. Peggy Daitch to the Board of Directors

On December 17, 2019, the Board of Directors (the “Board”) of Sterling Bancorp, Inc. (the “Company”) pursuant to its powers under the Amended and Restated Bylaws of the Company and on the recommendation of the Company’s Nominating Committee, appointed Peggy Daitch as a director of the Board. Ms. Daitch will serve as a director until the 2021 annual meeting of shareholders, at which time she will stand election for a three-year term, or until her earlier resignation, retirement or other termination of service.

Ms. Daitch brings over 40 years of experience as a highly respected and recognized advertising and marketing executive, innovative thinker and community leader. She spent the majority of her career with Conde Nast where she was the leader of Detroit's Conde Nast office representing, at its peak, 29 of America’s most celebrated magazine titles and online sites including Vogue, Vanity Fair, The New Yorker, Golf Digest, Architectural Digest, Wired, Bon Appetit, epicurious.com; concierge.com; and wired.com. She has also represented titles from Hearst Corporation, National Geographic and other leading media companies. After retiring from advertising, Ms. Daitch pivoted to her current role at Strategic Philanthropy, Ltd. stewarding the growth of the 20-year old philanthropic advisory firm in Michigan where she has served since 2016. Immediately prior to this position, Ms. Daitch served as a Partner of Aperture Media Group from 2010 to 2016. Ms. Daitch’s honors include election as the first woman to be president of The Adcraft Club of Detroit, receiving The Advertising Woman of the Year Award and induction into the Adcraft Hall of Fame. She serves on the Board of Governors of Cranbrook Academy of Art and Museum, is a past president of Hebrew Free Loan of Metropolitan Detroit and has held board positions with the Jewish Federation of Metropolitan Detroit, Franklin Hills Country Club, the Detroit Institute of Arts Founders Junior Council, the Michigan Arts Foundation, Jewish Ensemble Theater and others. Ms. Daitch is a graduate of the University of Michigan.

There was no understanding or arrangement between Ms. Daitch and any other person pursuant to which Ms. Daitch was elected as a director. Ms. Daitch is not party to any transaction, or series of transactions, required to be disclosed pursuant to Item 404(a) of Regulation S-K. Ms. Daitch will participate in the Company’s director compensation program for non-employee directors and the Board has determined that Ms. Daitch is an independent director under applicable Company and Nasdaq standards.

A copy of the Company’s news release dated December 19, 2019 announcing the appointment of Ms. Daitch is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated into this report by reference. The information in the attached exhibit shall not be deemed filed for purposes of Section 18 of the Securities Act of 1934, as amended, nor incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly stated by specific reference in such filing.

Resignation of Mr. Tom Minielly from the Board of Directors

On December 17, 2019, Tom Minielly resigned from the Board for personal reasons.  The Company accepted Mr. Minielly’s resignation, effective immediately. Mr. Minielly’s resignation was not due to any disagreement on any matter relating to the Company’s operations, policies or practices.

Item 9.01     Financial Statements and Exhibits.

(d)	Exhibits

No.	Description
99.1	Company press release dated December 19, 2019

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sterling Bancorp, Inc.

By:	/s/ Steve Huber
Steve Huber
Chief Financial Officer

Date: December 19, 2019